As filed with the Securities and Exchange Commission on May 8, 1998.

                                              REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                        ANDREA ELECTRONICS CORPORATION
            (Exact name of registrant as specified in its charter)

               NEW YORK                              11-0482020
   (State or other jurisdiction of        (I.R.S. Employer identification No.)
   incorporation or organization)

                               11-40 45th ROAD
                      LONG ISLAND CITY, NEW YORK  11101
                   (Address of principal executive offices)
                         1991 PERFORMANCE EQUITY PLAN
                           (Full title of the Plan)

                       FRANK A.D. ANDREA, JR., Chairman
                        Andrea Electronics Corporation
                               11-40 45th Road
                      Long Island City, New York  11101
                                (718) 729-8500
     (Name, address and telephone number, including area code, of agent for service)

                               with a copy to:
                             ALAN L. JAKIMO, Esq.
                               Brown & Wood LLP
                            One World Trade Center
                          New York, New York  10048
                                (212) 839-5300

                       CALCULATION OF REGISTRATION FEE

 Title of Securities    Amount to be      Proposed Maximum      Proposed Maximum         Amount of
        to be            Registered           Offering         Aggregate Offering      Registration
     Registered                           Price Per Unit/(1)/       Price/(2)/              Fee
------------------------------------------------------------------------------------------------------
    Common Stock      152,500 shares           $5.38              $820,450                $283.00
------------------------------------------------------------------------------------------------------

(1) Reflects the maximum option exercise price per share under the Registrant's Performance Equity Plan (the "1991 Plan") for the shares covered hereby, in accordance with Rule 457(h) promulgated under the Securities Act of 1933.

(2) Reflects the aggregate exercise price of the 152,500 shares of Common Stock of the Registrant covered hereby.

(3) In addition, pursuant to Rule 416 under the Securities Act of 1933, there have also been registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1991 Plan.

PROSPECTUS

                        ANDREA ELECTRONICS CORPORATION
                               11-40 45th Road
                       Long Island City, New York 11101

                               152,500 Shares

                                 COMMON STOCK
                          (Par Value $.50 Per Share)


     -----------------------------------------------------------------
        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
            UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     ------------------------------------------------------------------

     This Prospectus is being used in connection with the offering from time to time by certain shareholders named herein (the "Selling Shareholders") of Andrea Electronics Corporation (the "Corporation"), or their successors in interest, of shares of the Common Stock of the Corporation which have been or may be acquired upon the exercise of stock options pursuant to the 1991 Performance Equity Plan (the "1991 Plan") of the Corporation.

     The Common Stock may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees, or other successors in interest. Such sales may be made on the American Stock Exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate.
Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Corporation will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement.

     The closing price of the Corporation's Common Stock on the American Stock Exchange on May 6, 1998 was $16.50.

     -----------------------------------------------------------------
     No person is authorized to give any information or to make any representations, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Corporation.
     -----------------------------------------------------------------

               The date of this Prospectus is May 8, 1998.

                            AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Corporation with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549, and at the Commission's Regional Offices at: Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission with a web site address of http://www.sec.gov. In addition, the Common Stock is listed on the American Stock Exchange and reports, proxy and information statements, and other information concerning the Corporation may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     In addition, the Corporation will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Shareholders for the Corporation's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE". Such requests should be directed to Andrea Electronics Corporation, 11-40 45th Road, Long Island City, New York 11101, Attention: Secretary or (718) 729-8500.


                   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by the Corporation:

     (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Corporation's Current Reports on Form 8-K dated February 2, 1998, April 17, 1998 and May 8, 1998; and

     (c) The description of the Corporation's common stock, par value $.50 per share (the "Common Stock"), contained in (i) the Corporation's registration statement filed under the Exchange Act No. 1-4324, as declared effective on February 28, 1967, (ii) Article Third of the Corporation's Restated Certificate of Incorporation filed as Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and (iii) any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             SELLING SHAREHOLDERS

     The following table sets forth as of March 30, 1998 the name of each Selling Shareholder, the nature of his position, office or other material relationship to the Corporation and the number of shares of Common Stock which such Selling Shareholder (1) owned of record, (2) acquired or may acquire pursuant to the exercise of previously granted options under the 1991 Plan and is offering to sell pursuant to this Prospectus, and (3) the amount of Common Stock to be owned by such Selling Shareholder assuming the exercise of such options and the sale of such shares.


                                                         Acquired or
                                                      Expected to Acquire
                                                      Pursuant to the 1991
    Name and Relationship to        Owned as of        Plan and Offered       Stock to be Owned After
Andrea Electronics Corporation      March 30, 1998      Pursuant Hereto           Exercise and Sale
-------------------------------------------------------------------------------------------------------
Frank A.D. Andrea, Jr.              612,318 (1)              50,000                  562,318
  Chairman of the Board and
  Chief Executive Officer

John N. Andrea                      217,242 (2)              65,000                  152,242
  Co-President and Director

Douglas J. Andrea                   304,230 (3)              25,000                  279,230
  Co-President and Director

Richard A. Maue                      12,500 (4)              12,500                        0
  Vice President, Controller
  and Secretary


(1) Includes (i) 232,682 shares owned directly by Frank A.D. Andrea, Jr. and Mary Louise Andrea, his spouse, (ii) 79,636 shares owned by a son of Mr. and Mrs. Andrea, beneficial ownership of which is disclaimed by Mr. and Mrs. Andrea, and (iii) 300,000 of the 360,000 shares owned by ANC-I Limited Partnership, a Delaware limited partnership, of which the General Partners are Frank A.D. Andrea, Jr. and Mary Louise Andrea, representing Mr. Andrea's 41.67% and Mrs. Andrea's 41.67% interest in ANC-I Limited Partnership.

(2) Includes (i) 438 shares owned directly by John N. Andrea and Mr. Andrea's spouse, (ii) 39,804 shares owned by Mr. Andrea's minor children, (iii) 12,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC
     I Limited Partnership, and (iv) 165,000 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 200,000 shares which are not currently exercisable or exercisable within 60 days from the date hereof.

(3) Includes (i) 9,944 shares owned directly by Douglas J. Andrea and Mr. Andrea's spouse, (ii) 7,286 shares owned by Mr. Andrea's spouse,
     (iii) 12,000 of the 360,000 shares owned by ANC-I Limited Partnership, representing Mr. Andrea's 3.3% interest in ANC-I Limited Partnership, and
     (iv) 275,000 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof. Does not include 200,000 shares which are not currently exercisable or exercisable within 60 days from the date hereof.

(4) Includes 12,500 shares issuable upon the exercise of options which are currently exercisable and exercisable within 60 days from the date hereof.

                                LEGAL MATTERS

     Legal matters with respect to the Common Stock being offered hereby have been passed upon for the Corporation by Brown & Wood LLP, New York, New York.


                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 722 of the Business Corporation Law of the State of New York empowers a New York corporation to indemnify any person made, or threatened to be made, a party to any action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, such person's testator or such person's intestate is or was a director or officer of the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise not opposed to, the best interests of the corporation, or had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 722 empowers a corporation to indemnify any person made or threatened to be made a party to any action in any of the capacities set forth above against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action or an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, except that indemnification is not permitted in respect of (1) a threatened action or pending action which is settled or otherwise disposed of or (2) any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 provides that a New York corporation is required to indemnify a person who has been successful, on the merits or otherwise, in the defense of an action described in Section 722.

     Section 721 provides that indemnification provided for by Section 722 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated.

     The Corporation's Certificate of Incorporation provides that the personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by Section 402(b) of the Business Corporation Law of the State of New York. In addition, the By-Laws of the Corporation provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, and any liabilities which such officer may incur in connection with any action to which such officer may be made a party by reason of being or having been a director or officer of the Corporation. The indemnification provided by the Corporation's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.

                                   EXPERTS

     The consolidated financial statements and schedules of the Corporation included in the Form 10-K and incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                            ADDITIONAL INFORMATION

     As of May 7, 1998, the authorized Common Stock of the Corporation totaled 15,000,000 shares, par value $.50 per share, of which 11,018,075 shares of Common Stock were issued and outstanding. Further information concerning the Common Stock of the Corporation may be found in the documents incorporated by reference above.

PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by the Registrant:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) The Registrant's Current Reports on Form 8-K dated February 2, 1998, April 17, 1998 and May 8, 1998; and

     (c) The description of the Registrant's common stock, par value $.50 per share (the "Common Stock"), contained in (i) the Registrant's registration statement filed under the Exchange Act No. 1-4324, as declared effective on February 28, 1967, and (ii) Article Third of the Registrant's Restated Certificate of Incorporation filed as
          Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and (ii) any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 722 of the Business Corporation Law of the State of New York empowers a New York corporation to indemnify any person made, or threatened to be made, a party to any action or proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, such person's testator or such person's intestate is or was a director or officer of the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action or proceeding by judgment, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise not opposed to, the best interests of the corporation, or had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 722 empowers a corporation to indemnify any person made or threatened to be made a party to any action in any of the capacities set forth above against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action or an appeal therein, if such person acted in good faith, for a purpose which such person reasonably believed to be in, or, in the case of services for any other corporation or other enterprise, not opposed to, the best interests of the corporation, except that indemnification is not permitted in respect of (1) a threatened action or pending action which is settled or otherwise disposed of or (2) any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 provides that a New York corporation is required to indemnify a person who has been successful, on the merits or otherwise, in the defense of an action described in Section 722.

     Section 721 provides that indemnification provided for by Section 722 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated.

     The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant is eliminated to the fullest extent permitted by Section 402(b) of the Business Corporation Law of the State of New York. In addition, the By-Laws of the Registrant provide in substance that, to the fullest extent permitted by New York law, each director and officer shall be indemnified by the Registrant against reasonable expenses, including attorneys' fees, and any liabilities which such officer may incur in connection with any action to which such officer may be made a party by reason of being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's By-Laws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8.  EXHIBITS.

Exhibit
Number        Description
-------       -----------

4 1991 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-8, No. 333-45421, filed February 2, 1998)

5         Opinion of Counsel

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Counsel (contained in Exhibit 5)

24        Power of Attorney relating to subsequent amendments
__________________


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 8th day of May, 1998.

                                   ANDREA ELECTRONICS CORPORATION
                                   By: /s/ John N. Andrea
                                   ------------------------------
                                        John N. Andrea
                                        Co-President

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under "SIGNATURES" constitutes and appoints Frank A.D. Andrea, Jr., John N. Andrea, Douglas J. Andrea, and Patrick D. Pilch, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Frank A.D. Andrea, Jr.    Chairman of the Board         May 8, 1998
---------------------------     and Chief Executive Officer
   Frank A.D. Andrea, Jr.

/s/ Patrick D. Pilch          Executive Vice President      May 8, 1998
---------------------------     and Chief Financial Officer,
   Patrick D. Pilch             Director

/s/ John N. Andrea            Co-President, Director        May 8, 1998
---------------------------
   John N. Andrea

/s/ Douglas J. Andrea         Co-President, Director        May 8, 1998
---------------------------
    Douglas J. Andrea

/s/ Richard A. Maue           Vice President,               May 8, 1998
---------------------------     Controller and Secretary
    Richard A. Maue

/s/ Christopher Dorney        Director                      May 8, 1998
---------------------------
    Christopher Dorney

/s/ Gary A. Jones             Director                      May 8, 1998
---------------------------
    Gary A. Jones

/s/ Scott Koondel             Director                      May 8, 1998
---------------------------
    Scott Koondel

/s/ Paul M. Morris            Director                      May 8, 1998
---------------------------
    Paul M. Morris

                                EXHIBIT INDEX


Exhibit
Number                     Description
--------                   -----------

4 1991 Performance Equity Plan of the Registrant (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-8, No. 333-45421, filed February 2, 1998)

5       Opinion of Counsel

23.1    Consent of Arthur Andersen LLP

23.2    Consent of Counsel (contained in Exhibit 5)

24      Power of Attorney relating to subsequent amendments

_____________